Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MeridianLink, Inc.
Costa Mesa, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2024, relating to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Costa Mesa, California
March 12, 2024